Exhibit 99.1

Verisign Announces Pricing of $750 Million Offering
of Senior Unsecured Notes

RESTON, VA - April 11, 2013 - VeriSign, Inc. (“Verisign”) (NASDAQ: VRSN), today announced that it has priced an offering of $750 million aggregate principal amount of 4.625% senior unsecured notes due 2023 (the “Notes”) which represents an increase in aggregate principal amount from the $600 million offering of notes previously announced. The Notes were offered and will be sold in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The offering is expected to close on April 16, 2013, subject to customary closing conditions.

The Notes will rank equally in right of payment to all of Verisign's existing and future senior unsecured debt. Interest will be payable semi-annually at a rate of 4.625% per year for the Notes. The Notes will mature on May 1, 2023.

Verisign intends to use the proceeds from the offering to repay in full the outstanding indebtedness under its existing revolving credit facility and the remaining amounts for general corporate purposes, including, but not limited to, the repurchase of shares under its share repurchase program.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Verisign
As the global leader in domain names, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today include .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world's 13 Internet root servers. Verisign's product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS.

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by Verisign of its right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether Verisign will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether Verisign will experience other negative changes to its pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, increasing competition, pricing pressure from competing services offered at prices below Verisign's prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from Verisign's activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether Verisign's new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether Verisign will be able to continue to expand its infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction and whether Verisign's gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful. More information about potential factors that could affect Verisign's business and financial results is included in Verisign's filings with the SEC, including in Verisign's Annual Report on Form 10-K for the year ended Dec. 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2013 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.